EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this "Agreement"), dated November ___, 1998, by and between Barringer Technologies Inc. (the "Company") and Richard S. Rosenfeld (the "Executive"), residing at 105 Stonebridge Road, Montclair, New Jersey 07042.

                              W I T N E S S E T H:

          WHEREAS,   the   Executive   is   currently   serving   as  the   Vice
President-Finance and Chief Financial Officer of the Company; and

          WHEREAS, the Company wishes to assure that the Executive will continue to serve in that capacity during the term of this Agreement, and the Executive is willing to continue to serve in that capacity on the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

          Section 1. Term of Employment. The Executive's employment under this Agreement shall commence on September 1, 1998 (the "Commencement Date") and, subject to earlier termination pursuant to Section 5 hereof, shall continue until August 31, 2001 (the "Term"). The Executive hereby represents and warrants that (i) he has the legal capacity to execute and perform this Agreement, (ii) this Agreement is a valid and binding obligation of the Executive enforceable against him in accordance with its terms, (iii) the Executive's service hereunder will not conflict with, or result in a breach of, any agreement, understanding, order, judgment or other obligation to which the Executive is presently a party or by which he may be bound, and (iv) the Executive is not subject to, or bound by, any covenant against competition, confidentiality obligation or any other agreement, order, judgment or other obligation which would conflict with, restrict or limit the performance of the services to be provided by him hereunder.

          Section 2. Position and Duties. During the Term, the Executive shall serve as the Vice President-Finance and Chief Financial Officer of the Company and shall have such powers and duties as are commensurate with such position and as may be conferred upon him from time to time by the Chief Executive Officer of the Company or the Board of Directors of the Company (the "Board"). During the Term, and except for illness or incapacity and reasonable vacation periods consistent with Section 3 below, the Executive shall reasonably devote all of his business time, attention, skill and efforts exclusively to the business and affairs of the Company and its subsidiaries and affiliates; provided, however, that the Executive may engage in charitable, educational, religious, civic and similar types of activities (all of which shall be deemed to benefit the Company), speaking engagements, membership on the board of directors of other organizations (to the extent approved in advance by the Board), and similar activities to the extent that such activities do not inhibit or prohibit the performance of his duties hereunder or inhibit or conflict with the business of the Company, its subsidiaries and affiliates.

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          Section 3. Compensation. For all services rendered by the Executive in any capacity required hereunder during the Term, including, without limitation, services as an executive officer, director, or member of any committee of the Company or of any subsidiary, affiliate or division thereof, the Executive shall be compensated as follows:

          (a) The Company shall pay the Executive a fixed salary at the rate of $125,000 per annum or such higher (but never lower) annual amount as is being paid from time to time pursuant to the terms hereof ("Base Salary"). The Base Salary shall be subject to such periodic review and such periodic increases as the Board shall deem appropriate in accordance with the Company's customary procedures and practices regarding the salaries of senior officers. Base Salary shall be payable in accordance with the customary payroll practices of the Company, but in no event less frequently than semi-monthly.

          (b) The Executive shall be entitled to participate in the Company's Annual Incentive Plan or any successor plan (the "Annual Incentive Plan"), which plan provides for the payment of incentive cash compensation to key officers based upon the performance of the Company and the officer's individual performance. The Company shall pay the Executive such amounts, if any, as shall become due to the Executive from time to time under the Annual Incentive Plan. A summary description of the terms of the Annual Incentive Plan is attached hereto as Exhibit A.

          (c) The Executive also shall be entitled to participate in the Company's Supplemental Executive Retirement Plan or any successor plan (the "SERP Plan"), which plan provides for contributions by the Company to accounts maintained for the benefit of certain senior executive officers of the Company based upon the performance of the Company. The Company shall pay to the Executive's account such amounts, if any, as shall become due from time to time under the SERP Plan. A summary description of the terms of the SERP Plan is attached hereto as Exhibit B.

          (d) Subject to compliance with the terms of Section 4 hereof, the Company shall reimburse the Executive for the Executive's actual out-of-pocket expenses of leasing a car of the Executive's choice and all related maintenance, repairs, insurance and other expenses, subject to a monthly cap of $450.

          (e) The Company shall provide the Executive with coverage under an individual or group disability insurance policy (together with any replacement disability insurance policy, the "Disability Policy") providing the Executive with payments equal to 60% of his Base Salary as in effect from time to time in the event that the Executive becomes permanently disabled, subject to a monthly cap of $10,000 and containing such terms and conditions as the Board or the Executive Compensation Committee of the Board may approve.

          (f) The Company shall maintain a term insurance policy (the "Term Policy") insuring the life of the Executive with a mutually acceptable insurance company in an amount not less than three times the Executive's Base Salary at no cost to the Executive (except any associated tax liability) with the beneficiary

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to be designated by the Executive.  In the event that the Executive's employment is terminated pursuant to the terms hereof, the Company shall assign its rights under the Term Policy to the Executive for no additional consideration and, subject to the terms of the Term Policy, the Executive shall have the right to assume the Company's obligations thereunder. Upon such assignment, the Company shall have no further obligation with respect to the Term Policy.

          (g) The Executive shall be entitled to four weeks of vacation and carry-over rights all in accordance with the then-current policy of the Company.

          (h) The Company also will furnish the Executive, without cost to him except any associated tax liability, with perquisites consistent with those afforded other senior executives holding positions with the Company comparable to the position held by the Executive.

          (i) Except as expressly modified by the terms hereof, the Executive shall be entitled to participate in all compensation and employee benefit plans or programs, and to receive all benefits, perquisites and emoluments, for which any salaried employees of the Company are eligible under any plan or program now or hereafter established and maintained by the Company, to the fullest extent permissible under the general terms and provisions of such plans or programs and in accordance with the provisions thereof. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, including, without limitation, the Annual Incentive Plan and the SERP Plan; provided, that, such amendment or termination is applicable generally to the senior officers of the Company or any subsidiary or affiliate.

          Section 4. Business Expenses. Subject to any applicable limitations set forth in Section 3, the Company shall pay or reimburse the Executive for all reasonable travel or other expenses incurred by the Executive in connection with the performance of his duties and obligations under this Agreement, subject to the Executive's presentation of appropriate vouchers in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

          Section 5. Termination of Employment; Effects Thereof.

          (a) The Company shall have the right, upon delivery of written notice to the Executive, to terminate the Executive's employment hereunder prior to the expiration of the Term (i) pursuant to a Termination for Cause, (ii) upon the Executive's becoming subject to a Permanent Disability, or (iii) pursuant to a Without Cause Termination; provided, however, that, without the Executive's written consent, no Without Cause Termination shall be effective until 30 days after receipt by the Executive of written notice of termination from the Company. The Executive's employment hereunder shall terminate automatically without action by any party hereto upon the Executive's death.

          (b) Except as provided in paragraph (c) below, in the event that the Company terminates the Executive's employment pursuant to a Without Cause Termination, the Company shall pay the Executive any earned but unpaid Base

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Salary as of the effective date of such termination and shall continue,  subject to the provisions of Section 6 below, to pay the Executive's Base Salary as in effect at the time of such termination for a period of twelve months from the effective date of such termination.

          (c) At any time after the occurrence of a Change in Control Event, the Executive shall have the right, upon delivery of written notice to the Company, to terminate the Executive's employment hereunder prior to the expiration of the Term if the Company (i) requires the Executive to be based at any office or location more than 25 miles from the office at which the Executive is based on the Commencement Date, other than infrequent business trips of short duration reasonably required in the performance of the Executive's responsibilities under this Agreement; or (ii) assigns to the Executive duties materially inconsistent with, or fails to assign to the Executive duties materially consistent with, the Executive's position, duties, authority and responsibilities. In the event that either (x) the Executive resigns in accordance with the preceding sentence, or
(y) the Company terminates the Executive's employment pursuant to a Without Cause Termination on or after the occurrence of a Change in Control Event, the Company shall pay the Executive any earned but unpaid Base Salary as of the effective date of such termination and shall pay to the Executive in a single lump sum within ten (10) business days of the effective date of the termination of the Executive's employment an amount equal to the greater of (i) the Executive's annual Base Salary or (ii) any Base Salary payable to the Executive for the remainder of the Term.

          (d) In the event of any termination of the Executive's employment pursuant to paragraph (b) or (c) above, subject to the provisions of Section 3(i), the Company shall pay the Executive an amount determined under the Annual Incentive Plan in respect of the year in which the termination of employment is effective assuming (i) the Executive has met all of his personal objectives pro rated for such year, and (ii) the total bonus pool under the Annual Incentive Plan for such year is based upon the level of the Company's performance through the end of the month immediately preceding the effective date of such termination with such performance being annualized for the year in which the termination of employment is effective. The Company also shall pay to the Executive (or as the Executive may otherwise direct) all amounts which the Executive is entitled to pursuant to the SERP Plan (whether vested or unvested). Except as provided in paragraph (l) below, all stock options or other awards previously granted to the Executive that have not vested on or before the effective date of the termination of the Executive's employment will immediately expire and shall be null and void as of the date of termination and all options or awards previously granted to the Executive that have vested on or before the effective date of the termination of the Executive's employment shall be payable or exercisable, if at all, as specified in the stock compensation program or other arrangement pursuant to which such options or awards were granted to the Executive. In addition, the Company shall pay to the Executive any other benefits to which the Executive is entitled upon termination of employment under any employee benefit plan or policy then in effect. The Company also shall continue to provide the Executive, his spouse and their eligible dependents with continued group hospitalization, health and medical insurance coverage consistent with and pursuant to the terms of the medical plan, if any, then maintained by the Company for its employees for one year following the effective date of the termination of the Executive's employment. Neither the Executive, his spouse nor their eligible dependents shall be required to contribute to the cost of such coverage (except for any deductibles and co-payments generally applicable to participants in such medical plan). The Executive acknowledges that the medical benefits coverage provided hereunder shall run concurrently with any period of coverage to which the Executive, his spouse or their eligible dependents may be entitled under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Any period of continuation coverage under COBRA shall be measured from the effective date of the termination of the

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Executive's  employment  hereunder.  The  Executive and his spouse will have the statutory period after the termination of his employment to elect continued COBRA coverage. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.

          (e) In the event that the Company terminates the Executive's employment pursuant to a Permanent Disability, the Company shall pay the Executive any earned but unpaid Base Salary as of the effective date of such termination and, subject to the provisions of Section 3(i), shall pay the Executive an amount determined under the Annual Incentive Plan in respect of the year in which the termination of employment is effective assuming (i) the Executive has met all of his personal objectives pro rated for such year, and
(ii) the total bonus pool under the Annual Incentive Plan for such year is based upon the level of the Company's performance through the end of the month immediately preceding the effective date of such termination with such performance being annualized for the year in which the termination of employment is effective. The Company also shall pay to the Executive (or as the Executive may otherwise direct) all amounts which the Executive is entitled to pursuant to the SERP Plan (whether vested or unvested). All stock options or other awards previously granted to the Executive that have not vested on or before the effective date of the termination of the Executive's employment will immediately expire and shall be null and void as of the date of termination and all options or awards previously granted to the Executive that have vested on or before the effective date of the termination of the Executive's employment shall be payable or exercisable, if at all, as specified in the stock compensation program or other arrangement pursuant to which such options or awards were granted to the Executive. In addition, the Company shall pay to the Executive any other benefits to which the Executive is entitled upon termination of employment under any employee benefit plan or policy then in effect. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.

          (f) In the event that the Company terminates the Executive's employment hereunder due to a Termination for Cause or the Executive terminates his employment with the Company (including, without limitation, pursuant to any retirement plan or policy then maintained by the Company), the Company shall pay the Executive any earned but unpaid Base Salary as of the date of termination of employment. The Company also shall pay to the Executive (or as the Executive may otherwise direct) all amounts then credited to the Executive's account pursuant to the SERP Plan that have vested on or before the effective date of the termination of the Executive's employment and all amounts then so credited that have not vested on or before the effective date of the termination of the Executive's employment shall be forfeited. The Executive shall not be entitled to participate in the Annual Incentive Plan in respect of the year in which termination of his employment occurs or any subsequent year. All stock options or other awards previously granted to the Executive that have not vested on or

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before the effective date of the termination of the Executive's  employment will immediately expire and shall be null and void as of the date of termination and all options or awards previously granted to the Executive that have vested on or before the effective date of the termination of the Executive's employment shall be payable or exercisable, if at all, as specified in the stock compensation program or other arrangement pursuant to which such options or awards were granted to the Executive. In addition, the Company shall pay to the Executive any other benefits to which the Executive is entitled upon termination of employment under any employee benefit plan or policy then in effect. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.

          (g) In the event that the Executive's employment hereunder is terminated due to the Executive's death, the Company shall pay the Executive's executor or other legal representative (the "Representative") any earned but unpaid Base Salary as of the date of termination of employment and, subject to the provisions of Section 3(i), shall pay the Representative an amount determined under the Annual Incentive Plan in respect of the year in which the Executive's death occurs assuming (i) the Executive has met all of his personal objectives pro rated for such year, and (ii) the total bonus pool under the Annual Incentive Plan for such year is based upon the level of the Company's performance through the end of the month immediately preceding the Executive's death with such performance being annualized for the year in which the Executive's death occurs; provided, that, the amount paid to the Representative shall be pro rated for the number of complete months preceding the Executive's death. In addition, the Company shall pay to the Representative (or as the Representative may otherwise direct) all amounts which the Executive is entitled to pursuant to the SERP Plan (whether vested or unvested). All stock options or other awards previously granted to the Executive that have not vested on or before the Executive's death will immediately expire and shall be null and void as of the date of death and all options or awards previously granted to the Executive that have vested on or before the Executive's death shall be payable or exercisable, if at all, by the Representative as specified in the stock compensation program or other arrangement pursuant to which such options or awards were granted to the Executive. In addition, the Company shall pay to the Representative any other benefits to which the Executive would have been entitled upon termination of employment under any employee benefit plan or policy then in effect. No other payments shall be made, or benefits provided, by the Company under this Agreement except as otherwise required by law.

          (h) In the event that the Term expires and the Company and the Executive have not agreed to extend this Agreement or entered into a replacement employment agreement, other than as a result of the Executive's retirement, the Executive shall have the right to terminate his employment within 30 days of the end of the Term by providing written notice to that effect to the Company. Such termination shall be effective 20 days after receipt of such notice by the Company, unless the Company and the Executive agree otherwise in writing. A termination of employment by the Executive pursuant to this Section 5(h) shall have the same effect as a Without Cause Termination.

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          (i) Any lump-sum severance payments received by the Executive pursuant to this Section 5 upon termination of his employment shall be treated as salary for purposes of the Company's 401(k) Savings Plan to the maximum extent permitted by applicable law.

          (j) For purposes of this Agreement, the following terms have the following meanings:

               (i) The term "Termination for Cause" means, to the maximum extent permitted by applicable law, a termination of the Executive's employment by the Company because the Executive has (a) materially breached or materially failed to perform his duties under applicable law and such breach or failure to perform causes material damage to the Company or constitutes self-dealing or willful misconduct, (b) intentionally committed an act of dishonesty in the performance of his duties hereunder that either constitutes self-dealing, willful misconduct, a breach of duty to the
     Company or a violation of applicable law, (c) engaged in conduct detrimental to the business of the Company which causes material damage to the Company, (d) been convicted of a felony, (e) been convicted of a misdemeanor involving moral turpitude, (f) materially breached or materially failed to perform his obligations and duties hereunder, which breach or failure the Executive shall fail to remedy within 30 days after written demand from the Company, (g) repeatedly refused to follow lawful and reasonable directions from the Board or the Chief Executive Officer commensurate with the Executive's office and the terms of this Agreement, which refusal is material to the performance of the Executive's duties or
     (h) violated in any material respect the representations made in Section 1 above or the provisions of Section 6 below.

               (ii) The term "Without Cause Termination" means a termination of the Executive's employment by the Company other than due to (i) a Termination for Cause, (ii) Permanent Disability or (iii) the Executive's death.

               (iii) The term "Permanent Disability" means permanently disabled so as to qualify for full benefits under the Disability Policy; provided, however, that if no Disability Policy is in effect on the date of determination, "Permanent Disability" shall mean the inability of the Executive to perform his duties hereunder on a full-time basis for a period of six full calendar months during any eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by the completion by the Executive's attending physician (or a physician selected by the Company and reasonably satisfactory to the Executive or his legal representative if the Executive's physician is unable or unwilling to provide the necessary certification) of a medical certification form outlining the disability and treatment.

               (iv) The term "Change in Control Event" means any of the following events:

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                    (A) Any  "person"  or  "group"  (as such  terms  are used in
          Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Company's outstanding capital stock;

                    (B) The individuals who (i) as of the date of this Agreement constitute the Board of Directors (the "Original Directors"), (ii) thereafter are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors"), or
          (iii) are elected to the Board of Directors and whose election or nomination for election to the Board of Directors was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board of Directors;

                    (C) The Company shall consummate a merger, consolidation, recapitalization, or reorganization of the Company, other than any such transaction which results in holders of outstanding voting securities of the Company immediately prior to the transaction having beneficial ownership of at least 50% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                    (D) The Company shall consummate a plan of complete liquidation of the Company or an agreement for the sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets to any person, or group of related persons, in one or a series of related transactions.

          (k) Any payments to be made or benefits to be provided by the Company pursuant to this Section 5 (other than pursuant to Sections 5(e) or (g)) are subject to the receipt by the Company of an effective general release and agreement not to sue in a form reasonably satisfactory to the Company (the "Release") pursuant to which the Executive agrees (i) to release all claims against the Company and certain related parties (excluding claims for any severance benefits payable hereunder), (ii) not to maintain any action, suit, claim or proceeding against the Company and certain related parties, and (iii) to be bound by certain confidentiality and mutual non-disparagement covenants specified therein. Notwithstanding the due date of any post-employment payment, the Company shall not be obligated to make any payments under this Section 5 until after the expiration of any revocation period applicable to the Release.

          (l) Upon the occurrence of a Change in Control Event and provided that the Executive continues to be employed by the Company at such time, the Board shall, or shall cause the Executive Compensation Committee of the Board to, cause all stock options previously granted to the Executive to become immediately exercisable by the Executive to the extent that such acceleration is not prohibited by the terms of any plan, program, agreement or arrangement pursuant to which such options were granted.

          Section 6. Other Duties of Executive During and After Term. (a) The Executive recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of the Executive's duties under this Agreement. In consideration of the payments made to him hereunder, the Executive shall not, except to the extent reasonably necessary in the performance of his duties under this Agreement, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Executive or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Executive agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company.

          (b) The Executive recognizes and acknowledges that the Company shall own all Work Product created by the Executive during the Term. As used herein, "Work Product" includes, but is not limited to, all intellectual property rights, U.S. and international copyrights, patentable inventions, creations, discoveries and improvements, works of authorship and ideas, whether or not patentable or copyrightable and regardless of their form or state of development. All Work Product shall be considered work made for hire by the Executive and shall be owned by the Company.

          If any of the Work Product may not, by operation of law, be considered a work made for hire by the Executive for the Company, or if ownership of all right, title and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, the Executive shall assign, and upon creation thereof shall be deemed to have automatically assigned, without further consideration, the ownership of all such Work Product to the Company and its successors and assigns. The Company, its successors and assigns shall have the right to obtain and hold in its or their own name copyrights, patents, registrations and other protections available to the Work Product. The Executive shall, at the Company's expense, assist the Company in obtaining and maintaining patent, copyright, trademark and other appropriate protection for all Work Product in all countries. The Executive hereby irrevocably relinquishes for the benefit of the Company, its successors and assigns any moral rights in the Work Product recognized under applicable law.

          The Executive shall disclose all Work Product promptly to the Company and shall not disclose the Work Product to anyone other than authorized Company personnel without the Company's prior written consent. The Executive shall not disclose to the Company or induce the Company to use any secret or confidential information or material belonging to others.

          The provisions of this Section 6(b) cover Work Product of any kind that is conceived or made by the Executive that (i) results from tasks assigned to the Executive by the Company, its subsidiaries and affiliates, or (ii) are conceived or made with the use of facilities or materials provided by the Company, its subsidiaries and affiliates.

          (c) In consideration of the payments made to him hereunder, during the one-year period commencing on the effective date of the termination of his employment for any reason, the Executive shall not, without express prior written approval of the Board, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, limited liability company, business trust, partnership, sole proprietorship or other entity engaged in competition with the Company or any of its affiliates (a "Competitor"), other than severance-type or retirement-type benefits from entities constituting prior employers of the Executive. The Executive also shall not, during such one-year period, solicit for the account of any Competitor, any customer or client of the Company or its affiliates, or any entity or individual that was such a customer or client during the one-year period immediately preceding the termination of the Executive's employment. The Executive also shall not, during such one-year period, act on behalf of any Competitor to interfere with the relationship between the Company or its subsidiaries and affiliates and their respective employees.

          For purposes of the preceding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than two percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in the business of designing, manufacturing, assembling, selling or servicing trace chemical detection equipment or related software or supplies anywhere in the world.

          (d) The Executive acknowledges that the restrictions contained in this
Section 6 are reasonable and necessary to protect the legitimate interests of the Company and that any breach by the Executive of any provision contained in this Section 6 will result in irreparable injury to the Company for which a remedy at law would be inadequate. Accordingly, the Executive acknowledges that the Company shall be entitled to temporary, preliminary and permanent injunctive relief against the Executive in the event of any breach or threatened breach by the Executive of the provisions of this Section 6, in addition to any other remedy that may be available to the Company whether at law or in equity.

          (e) The Company's obligation to make payments, or provide for any benefits under this Agreement (except to the extent vested or exercisable) shall cease upon a violation by the Executive of the provisions of this Section 6. The provisions of this Section 6 shall survive any termination of the Executive's employment with the Company.

          Section 7. Withholdings. The Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company.

          Section 8. Consolidation, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, or engaging in any other business combination with, any other person or entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger, transfer of assets or other business combination and assumption, the term "Company" as used herein shall mean such other person or entity and this Agreement shall continue in full force and effect.

          Section 9. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by same day or overnight mail (i) if to the Executive, at the address set forth above, or (ii) if to the Company, as follows:

                           Barringer Technologies Inc.
                           30 Technology Drive
                           Warren, New Jersey 07059

or to such other address as either party shall have previously specified in writing to the other.

          Section 10. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 10 shall preclude the assumption of such rights by executors, administrators or other legal representatives of the Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

          Section 11. Expenses. Except as set forth herein, each party hereto shall pay its own expenses incident to the preparation, negotiation, administration and enforcement of this Agreement and the transactions contemplated herein.

          Section 12. Source of Payment. Subject to the terms of the SERP Plan, all payments provided for under this Agreement shall be paid in cash from the general funds of the Company. Except as may be required pursuant to the SERP Plan, the Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Executive shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right, without prejudice to rights which employees may have, shall be no greater than the right of an unsecured creditor of the Company.

          Section 13. Binding Agreement; No Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Executive and the Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. This Agreement is personal to the Executive and may not be assigned by him without the prior written consent of the Company. Any attempted assignment in violation of this Section 13 shall be null and void.

          Section 14. Dispute Resolution. At the option of either the Company or the Executive, any dispute, controversy or question arising under, out of or relating to this Agreement or the breach thereof, other than pursuant to Section 6 hereof, shall be referred for decision by arbitration in the State of New Jersey by a neutral arbitrator mutually selected by the parties hereto. Any arbitration proceeding shall be governed by the Rules of the American Arbitration Association then in effect or such rules last in effect (in the event such Association is in existence). If the parties are unable to agree upon such a neutral arbitrator within 21 days after either party has given the other written notice of the desire to submit the dispute, controversy or question for decision as aforesaid, then either party may apply to the American Arbitration Association for a final and binding appointment of a neutral arbitrator, however, if such Association is not then in existence or does not act in the matter within 45 days of any such application, either party may apply to the Presiding Judge of the Superior Court of any county in New Jersey for an appointment of a neutral arbitrator to hear the parties and such Judge is hereby authorized to make such appointment. In the event that either party exercises the right to submit a dispute, controversy or question arising hereunder to arbitration, the decision of the neutral arbitrator shall be final, conclusive and binding on all interested persons and no action at law or in equity shall be instituted or, if instituted, further prosecuted by either party other than to enforce the award of the neutral arbitrator. The award of the neutral arbitrator may be entered in any court that has jurisdiction. The Executive and the Company shall each bear all their own costs (including the fees and disbursements of counsel) incurred in connection with any such arbitration and shall each pay one-half of the costs of any arbitrator appointed hereunder.

          Section 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Jersey, without reference to the choice of law principles thereof.

          Section 16. Entire Agreement. This Agreement shall constitute the entire agreement among the parties with respect to the matters covered hereby and shall supersede all previous written, oral or implied understandings among them with respect to such matters, including, but not limited to, the Employment Agreement, dated November 1, 1996, between the Company and the Executive.

          Section 17. Amendments. This Agreement may only be amended or otherwise modified, and compliance with any provision hereof may only be waived, by a writing executed by all of the parties hereto. The provisions of this
Section 17 may only be amended or otherwise modified by such a writing.

          Section 18. Severability. The invalidity of any provision hereof shall not affect the validity, force or effect of the remaining provisions hereof. In the event that an arbitrator designated pursuant to the provisions of Section 14 or a court of competent jurisdiction determines that any provision contained herein is not enforceable as written because of the breadth or duration of such provision, such arbitrator or court shall have the authority to modify the terms of such provision so that, as so modified, such provision shall be enforceable to the maximum extent permitted by applicable law.

          Section 19. No Strict Construction. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, each of whom has been represented by counsel, and shall not be strictly construed against either party.

          Section  20.   Counterparts.   This   Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the undersigned, thereunto duly authorized, and the Executive has signed this Agreement, all as of the date first written above.


                           BARRINGER TECHNOLOGIES INC.




                           By:/s/Stanley S. Binder
                              _______________________________
                              Name: Stanley S. Binder
                              Title:  Chief Executive Officer



                              /s/Richard S. Rosenfeld
                              ________________________________
                              Richard S. Rosenfeld